UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of
the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOMENTUS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11

Commencing on May 26, 2023, the following pre-recorded voice message was received by stockholders of Momentus Inc.:

PRE-RECORDED MESSAGE SCRIPT

Hello, this is John Rood, Chairman and Chief Executive Officer of Momentus Inc.

We recently mailed you proxy materials for your vote as a stockholder of Momentus to approve proposals that are critical to our growth strategy and the value of your investment in Momentus.

Please do not discard this material.  It is extremely important that you review it and vote.  You can vote my telephone, over the internet, or by mail.  If you need assistance in voting, please call our proxy solicitor toll free at 1-800-607-0088.

Thank you for your attention to this matter and thank you for your investment in Momentus Inc.  Have a great weekend.